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                                                                   EXHIBIT 10.25

                              SECOND SIDE AGREEMENT

This Second Side Agreement ("Second Side Agreement"), retroactively effective as of the 30th day of September, 2000 ("Second Side Agreement Effective Date"), is by and between ACLARA BIOSCIENCES, INC., located at 1288 Pear Avenue, Mountain View, California, 94043 ("Aclara") and PE CORPORATION (NY), having its Applied Biosytems Group located at 850 Lincoln Center Drive, Foster City, California 94404 ("ABG"). Aclara and ABG will be referred to collectively as the "Parties."

                                   BACKGROUND

A. Prior to this Second Side Agreement, Aclara and ABG have entered into five agreements relating to the development and commercialization of microfluidic technology in the field of High Throughput Screening:

         1. a Collaboration Agreement having an effective date of April 25, 1998 (the "GA Agreement");

         2. a Custom Instrument Development And Commercialization Agreement having an effective date of October 1, 1998 (the "PRI Agreement");

         3. a Collaboration Agreement having an effective date of March 19, 1999 (the "HTS Agreement");

         4. a Side Agreement having an effective date of March 19, 1999 (the "PRI Side Agreement"); and

         5. an Amendment To Collaboration Agreement having an effective date of March 20, 2001 (the "Caliper Amendment").

B. The Parties wish to modify their contractual relations in the field of High Throughput Screening in order to facilitate Aclara's independent development of certain instrument systems and microfluidic devices.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

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                                    AGREEMENT

1.       NEW DEFINITIONS

1.1 DEFINITIONS. Any words with initial capitalization that are used in this Second Side Agreement that are not otherwise defined in this Second Side Agreement will have the meanings set forth in the HTS Agreement.

1.2      "Affiliates" has the meaning set forth at Section 1.1 of the HTS
         Agreement.

1.3 "Collaboration ACLARA Intellectual Property" has the meaning set forth at Section 1.4 of the HTS Agreement.

1.4 "Collaboration Field" has the meaning set forth at Section 1.20 of the HTS Agreement.

1.5 "Collaboration PERKIN-ELMER Intellectual Property" has the meaning set forth at Section 1.6 of the HTS Agreement.

1.6 "Exclusive Period" has the meaning set forth at Section 1.8 of the HTS Agreement.

1.7 "Existing Agreements" means the GA Agreement, the HTS Agreement, the PRI Agreement, the PRI Side Agreement, and the Caliper Amendment.

1.8 "High Throughput Screening" has the meaning set forth at Section 1.17 of the HTS Agreement.

1.9      "Microfluidic Electrophoresis Device" has the meaning set forth at
         Section 1.21 of the HTS Agreement.

1.10 "Post Exclusive Period Product" means any Collaboration Product that is developed by Aclara or Aclara's Affiliate or licensee independently from ABG after the expiration of the Exclusive Period.

1.11 "Pre-Collaboration ACLARA Intellectual Property" has the meaning set forth at Section 1.3 of the HTS Agreement.

1.12 "PRI" means The R.W. Johnson Pharmaceutical Research Institute, a Division of Ortho-McNeil Pharmaceutical, Inc.

1.13 "Subject Patents" has the meaning set forth at Section 1.13 of the HTS Agreement.

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2.       ACCELERATION OF THE EXCLUSIVE PERIOD

The Parties agree to alter the term of the Exclusive Period such that the Exclusive Period will end upon the Second Side Agreement Effective Date. As such, existing Section 1.8 of the HTS Agreement is hereby deleted and replaced by the following:

         1.8 "Exclusive Period" means the term beginning on the Effective Date and ending upon the Second Side Agreement Effective Date.

3.       REALLOCATION OF RESPONSIBILITIES

Certain responsibilities of the Parties with respect to the commercialization of Post Exclusive Period Product are hereby clarified or altered from those set forth in the HTS Agreement as follows:

(A) for the sake of clarity, the Parties agree that the development and commercialization of the Post Exclusive Period Product will be excluded from the exclusivity provisions of Sections 3.2.1 and 3.3.1 of the HTS Agreement;

(B) ABG grants to Aclara and its Affiliates a non-exclusive license, with the right to license third parties through the sale of Post Exclusive Period Product or for the purpose of manufacture of Post Exclusive Period Product, under Valid Claims of Subject Patents which claim Collaboration PERKIN-ELMER Intellectual Property as reasonably necessary to effect the use, development and commercialization of the Post Exclusive Period Product by Aclara and its Affiliates or licensees, as such non-exclusive license is set forth at Section 5.4.5 of the HTS Agreement, provided, however, any royalties shall be due only with respect to Post Exclusive Period Product that is covered by a Valid Claim of a Subject Patent which claims Collaboration PERKIN-ELMER Intellectual Property;

(C) ABG grants to Aclara and its Affiliates a non-exclusive, royalty-free license, with the right to license third parties, under Valid Claims of Subject Patents which claim Collaboration Joint Intellectual Property as necessary or useful to effect the use, development and commercialization of the Post Exclusive Period Product by Aclara and its Affiliates or licensees;

(D) for the sake of clarity, nothing in this Second Side Agreement will restrict the rights of Aclara nor require Aclara to pay royalties with respect to claims of Subject Patents which claim Pre-Collaboration ACLARA Intellectual Property or Collaboration ACLARA Intellectual

         Property;

(E)      for the sake of clarity, the Parties agree that notwithstanding Section
         3.2.2 of the HTS Agreement, Aclara will be responsible for all expenses relating to the marketing, sales, and support of the Post Exclusive Period Product; and

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(F)      notwithstanding Section 3.2.3 of the HTS Agreement, the Post Exclusive
         Period Product developed by Aclara will be marked so as to indicate that such product is a product of Aclara and/or its Affiliate or licensee alone, and not a product of ABG.

4.       PRI AGREEMENT

4.1 PAYMENTS FROM PRI. The Parties agree that any and all future payments by PRI under the PRI Agreement (including, without limitation, all payments that were accrued under Article 6 of the HTS agreement prior to or after the Second Side Agreement Effective Date but have not yet been paid by PRI) may, in Aclara's discretion, be made by PRI directly and solely to Aclara.

4.2 RIGHTS AND OBLIGATIONS. The Parties agree that, concurrently with this Second Side Agreement, the PRI Agreement will be separately amended in writing by the Parties and PRI such that (A) as an express condition to ABG's obligations under this Article 4, PRI shall grant to ABG a release in writing of all future obligations to PRI under the PRI Agreement except for ABG's confidentiality obligations thereunder and all such released obligations will be assumed solely by ACLARA, and (B) the PRI Agreement shall be amended with respect to ABG as of the Second Side Agreement Effective Date and all future rights of ABG under the PRI Agreement will accrue solely to Aclara.

5.       NO LICENSES

No license other than the licenses expressly set forth at Section 3(B) and 3(C) of this Second Side Agreement is granted hereunder, whether express, implied, or by estoppel, to any patent rights, or any other intellectual property rights, owned, used, licensed to, or otherwise controlled by, ABG.

6.       CONTINUED FORCE AND EFFECT OF EXISTING AGREEMENTS

All provisions of the Existing Agreements, except as modified by this Second Side Agreement, will remain in full force and effect and are hereby reaffirmed. Other than as expressly stated in this Second Side Agreement, this Second Side Agreement will not operate as a waiver of any condition or obligation imposed on the Parties under the Existing Agreements.

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7.       INTERPRETATION OF SECOND SIDE AGREEMENT

In the event of any conflict, inconsistency, or incongruity between any provision of this Second Side Agreement and any provision of the Existing Agreements, the provisions of this Second Side Agreement will govern and control.

8.       ASSIGNABILITY

This Second Side Agreement and the licenses herein granted will be binding upon and inure to the benefit of the successors in interest of the respective Parties. Neither Party has the power to assign this Agreement nor any interest hereunder without the written consent of the other Party; provided, however, that either Party may assign this Agreement or any of its rights or obligations to any Affiliate or to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other Party, subject to such Affiliate or third party assuming all liabilities and obligations under this Second Side Agreement.

9.       ENTIRE AGREEMENT

This Second Side Agreement, along with the Existing Agreements, constitute the sole agreements between the Parties relating to the subject matter hereof and supersede all previous writings and understandings. Neither Party has been induced to enter into this Second Side Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Second Side Agreement.

10.      COUNTERPARTS

This Second Side Agreement may be executed in any number of counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute one agreement.

[Signature page follows.]

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The Parties, through their authorized officers, have executed this Second Side
Agreement as of the Second Side Agreement Effective Date.

ACLARA BIOSCIENCES, INC.                 PE CORPORATION (NY), THROUGH
                                         ITS APPLIED BIOSYSTEMS GROUP

By:    /s/ Joseph M. Limber              By:    /s/ Michael W. Hunkapiller

Name:  Joseph M. Limber                  Name:  Michael W. Hunkapiller

Title: President and Chief Executive     Title: President Applied Biosystems
                                                Group, Executive Vice President,
                                                PE Corporation (NY)

Date:  October 15, 2001                  Date:  October 8, 2001
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